FIFTH AMENDMENT
(1003 West Cutting Boulevard, Richmond, California)
THIS FIFTH AMENDMENT (this “Fifth Amendment”) dated solely for reference purposes as of July 1, 2014, is entered into by and between POINT RICHMOND R&D ASSOCIATES, a California limited partnership (“Landlord”), and TRANSCEPT PHARMACEUTICALS, a Delaware corporation (“Tenant”).
RECITALS
A.Landlord and Tenant are parties to that certain lease dated February 22, 2006, which lease has been previously amended by that certain Lease Addendum dated December 18, 2006, that certain First Amendment to Lease dated June 27, 2007, that certain Second Amendment to Lease dated February 20, 2009, that certain Third Amendment to Lease dated March 6, 2013, and that certain Fourth Amendment to Lease dated February 18, 2014 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space which is acknowledged to contain approximately 11,836 rentable square feet (the “Premises”) described as Suite No. 110 on the ground floor of the building located at 1003 West Cutting Boulevard, Richmond, California (the “Building”).
B.    Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Incorporation of Recitals and Defined Terms. Recitals A and B above are hereby incorporated herein. Capitalized terms which are not otherwise defined in this Fifth Amendment shall have the meanings set forth in the Lease.
2.    Lease Term. Section 2 of the Fourth Amendment is hereby deleted and replaced with the following:
The parties acknowledge that the Term of the Existing Lease (as defined in the Fourth Amendment) expired on May 31, 2014. Notwithstanding the foregoing, Landlord and Tenant agree that the Term has been and shall continue to be on a month-to-month basis, terminable by either party on no less than sixty (60) days’ notice; provided, however, that the soonest any such notice of termination may be given is October 2, 2014 (which, if delivered, would cause the Term to expire as of November 30, 2014). Tenant acknowledges that it has no further right to extend the Term or renew the Lease.

3.    Condition of Premises. Tenant acknowledges that it has been, and continues to be, in possession of the Premises, is familiar with the condition of the Premises and continues to occupy the Premises in its “as is, where is” condition, with all faults, without any representation, warranty or improvement by Landlord of any kind. Landlord represents that the Premises has not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Fifth Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance under the Lease.
4.    Brokers. Tenant hereby represents to Landlord that it has dealt with no broker in connection with this Fifth Amendment, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any real estate broker, salesperson or finder claiming to have represented Tenant for a commission, finder’s fee or other compensation in connection with this Fifth Amendment.
5.    Authority. This Fifth Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Fifth Amendment.
6.    Status of Lease. Except as amended hereby, the Lease is unchanged, and, as amended hereby, the Lease remains in full force and effect.
7.    Severability. If any provision of this Fifth Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Fifth Amendment shall not be affected and shall be enforced to the furthest extent permitted by law.
8.    Miscellaneous.
(a)    This Fifth Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Fifth Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Fifth Amendment.
(b)    In the case of any inconsistency between the provisions of the Lease and this Fifth Amendment, the provisions of this Fifth Amendment shall govern and control.
(c)    This Fifth Amendment may be executed in multiple counterparts each of which is deemed an original but which together constitute one and the same instrument. This Fifth Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Fifth Amendment signed by the other party to the same extent as if such party has received an original counterpart.

(d)    Submission of this Fifth Amendment by Landlord is not an offer to enter into this Fifth Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Fifth Amendment until Landlord has executed and delivered the same to Tenant.
IN WITNESS WHEREOF, Landlord and Tenant have entered into this Fifth Amendment as of the date first set forth above.

LANDLORD:	TENANT:
POINT RICHMOND R&D ASSOCIATES, a California limited partnership	TRANSCEPT PHARMACEUTICALS, a Delaware corporation
By: /s/ Richard K. Robbins Richard K. Robbins Managing General Partner	By: /s/ Leone Patterson Leone Patterson Chief Financial Officer and VP

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